Exhibit 3.6

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
KFX INC.

Pursuant to Section 242 of the Delaware General Corporation Law, William G. Laughlin hereby certifies that:

1.             He is the Vice President, General Counsel and Secretary of KFx Inc., a Delaware corporation (the “Corporation”).

2.             At a meeting of the Board of Directors of the Corporation held on September 19, 2006, at which a quorum was present and acted throughout, resolutions were duly adopted setting forth an amendment to the Restated Certificate of Incorporation of the Corporation in the form attached hereto as Exhibit A (the “Amendment”), declaring the Amendment to be advisable, and directing that a special meeting of the stockholders be held for the purpose of voting upon the adoption of the Amendment.

3.             A meeting of the stockholders of the Corporation was held on November 9, 2006, pursuant to proper notice and in accordance with the Bylaws of the Corporation and the Delaware General Corporation Law.  At such meeting of the stockholders, the necessary number of shares of stock as required by the Delaware General Corporation Law and by the Corporation’s Restated Certificate of Incorporation were voted in favor of adopting the Amendment.

4.             The Amendment was duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be signed by William G. Laughlin, its Vice President, General Counsel and Secretary, this 9th day of November, 2006.

/s/ William G. Laughlin
William G. Laughlin,
Senior Vice President,
General Counsel and Secretary

EXHIBIT A

AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
KFX INC.

The Restated Certificate of Incorporation, as amended, is hereby further amended by deleting Article I thereof in its entirety and replacing it with the following:

“ARTICLE I

The name of the Corporation is Evergreen Energy Inc.”